QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-196681) on Form S-11 of Carey Watermark Investors 2 Incorporated of our report dated June 17, 2015 relating to our audit of the financial statements of the Marriott Sawgrass Golf Resort and Spa as of and for the years ended December 31, 2014 and 2013 which is included in the current report on Form 8-K/A filed by Carey Watermark Investors 2 Incorporated on June 17, 2015.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ McGladrey LLP

Chicago, Illinois
June 26, 2015

QuickLinks

  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM